CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Gum Tech International, Inc. ("Registration Statement") of our report dated January 24, 1997, except for Note 12 as to which the date is March 6, 1997, which appears on page F-2 of Gum Tech International, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996 and the the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.


                                      ANGELL & DEERING
                                      Certified Public Accountants


Denver, Colorado
December 31, 1997